Exhibit 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Record Third Quarter Fiscal 2007 Results
Revenues $2.33 Billion, Diluted EPS $0.47
Pro Forma Revenues $2.33 Billion, Diluted EPS $0.55
Financial Guidance Increased for Fiscal 2007
SAN DIEGO — July 25, 2007 — QUALCOMM Incorporated (NASDAQ: QCOM) today announced record results for the third quarter of fiscal 2007 ended July 1, 2007.
Total QUALCOMM (GAAP) Third Quarter Results
Total QUALCOMM results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.33 billion, up 19 percent year-over-year and 5 percent sequentially.

•	Net income: $798 million, up 24 percent year-over-year and 10 percent sequentially.

•	Diluted earnings per share: $0.47, up 27 percent year-over-year and 9 percent sequentially.

•	Effective tax rate: 18 percent for the quarter. Fiscal 2007 estimated tax rate of approximately 19 percent.

•	Estimated share-based compensation: $76 million, net of tax, down 8 percent year-over-year and 10 percent sequentially.

•	Operating cash flow: $988 million, up 21 percent year-over-year; 42 percent of revenues.

•	Return of capital to stockholders: $363 million in the third quarter, including $234 million of cash dividends, or $0.14 per share, and $129 million to repurchase 3.1 million shares of our common stock.
QUALCOMM Pro Forma Third Quarter Results
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.33 billion, up 19 percent year-over-year and 5 percent sequentially.

•	Net income: $934 million, up 29 percent year-over-year and 11 percent sequentially.
-more-

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 2 of 18
•	Diluted earnings per share: $0.55, up 31 percent year-over-year and 10 percent sequentially; excludes $0.04 loss per share attributable to the QSI segment and $0.04 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 21 percent for the quarter. Fiscal 2007 estimated tax rate of approximately 23 percent.

•	Free cash flow: $977 million, up 23 percent year-over-year; 42 percent of revenues. (Defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results, and cash flow are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“We had another tremendous quarter, providing market validation for the innovative products and solutions delivered by our employees and partners worldwide,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “The fundamental drivers of our business remain very strong,” continued Dr. Jacobs. “Our record revenue and earnings this quarter reflect continued worldwide demand for innovative third- generation devices and services. We shipped a record 65 million CDMA-based MSM™ chipsets in the third quarter representing strong year-over-year growth in both 1xEV-DO and WCDMA. Strong

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 3 of 18
March quarter handset shipments demonstrate the continued global adoption of CDMA-based technologies with over 30% growth from the year ago quarter.”
“In addition to continued excellent business and financial performance, we also see traction for our initiatives to expand the wireless market. Multiple WCDMA operators have adopted the BREW platform, our MediaFLO™ system continues to grow as we expand our service footprint in the United States and conduct new trials around the world, and our Snapdragon™ processor is building momentum in the computing and consumer electronics markets.”
“While we continue to execute well and the future of CDMA-based technology is very bright, we are also expending a great amount of time and resources defending our business model. In the most recent quarter, we have made progress in some of these battles, while losing ground in others. We were disappointed with the rulings on behalf of Broadcom, both in the California litigation and in front of the ITC. We continue to believe that the rulings were wrong and are pursuing all avenues to reverse and mitigate the effect of those rulings, including working with our partners who may obtain a license from Broadcom. While we are increasing our guidance for the year, ITC and litigation outcomes are uncertain and could have a material impact on our business and results of operations.”
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $12.3 billion at the end of the third quarter of fiscal 2007, compared to $11.3 billion at the end of the second quarter of fiscal 2007 and $9.5 billion a year ago. As of July 1, 2007, $2.6 billion remains authorized for repurchases under our stock repurchase program, net of put options outstanding. On July 13, 2007, we announced a cash dividend of $0.14 per share payable on September 28, 2007 to stockholders of record at the close of business on August 31, 2007.
Estimated Share-Based Compensation
Total QUALCOMM (GAAP) net income for the third quarter of fiscal 2007 includes estimated share-based compensation, net of tax, of $76 million, or $0.04 per diluted share, compared to $83 million, or $0.05 per diluted share in the prior year quarter.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 4 of 18
Research and Development

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)

Third quarter fiscal 2007	$385	$50	$19	$454
As a % of revenue	17%			20%
Third quarter fiscal 2006	$322	$56	$17	$395
As a % of revenue	17%			20%
Year-over-year change ($)	20%	(11%)	12%	15%
Pro forma R&D expenses increased 20 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multi-mode, multi-band, multi-network products and technologies. QSI R&D expenses are related to MediaFLO USA.
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)

Third quarter fiscal 2007	$307	$54	$40	$401
As a % of revenue	13%			17%
Third quarter fiscal 2006	$214	$60	$19	$293
As a % of revenue	11%			15%
Year-over-year change ($)	43%	(10%)	111%	37%
Pro forma selling, general and administrative (SG&A) expenses increased 43 percent year-over-year, largely attributable to increases in costs related to litigation and other legal matters and employee related expenses. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO USA cooperative marketing expenses.
Effective Income Tax Rate
Our fiscal 2007 effective income tax rate is estimated to be 19 percent for total QUALCOMM (GAAP) compared to our prior estimate of 21 percent. Our fiscal 2007 QUALCOMM pro forma effective income tax rate is estimated to be 23 percent, compared to our previous estimate of 24 percent. The third quarter QUALCOMM (GAAP) and pro forma effective tax rates of 18 percent

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 5 of 18
and 21 percent, respectively, are lower than the expected annual effective tax rates primarily due to our estimate of additional foreign earnings taxed at less than the United States federal tax rate.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the third quarter of fiscal 2007 include $0.04 loss per share for the QSI segment. The third quarter of fiscal 2007 QSI results include $95 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments, asset impairments or the impact of the resolution of income tax audits, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items. In addition, our outlook provides for legal costs which are reasonably consistent with our experience over the past year but does not include any provision for the consequences of injunctions or significant damages or costs related to litigation matters, including support we may agree to provide to our customers. Although Verizon announced it has entered into a license agreement with Broadcom eliminating risk of not being able to import handsets using our chips for use in Verizon’s network, a comprehensive settlement between us and Broadcom is unlikely given Broadcom’s insistence on terms which could have a material impact on our licensing business. As a result, over the next few months, we will be defending ourselves from Broadcom’s attempts to obtain an injunction precluding the sale of certain of our chips sold in handsets for use in the U.S. other than in Verizon’s network.
The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the fourth fiscal quarter and fiscal 2007 based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results provided elsewhere herein.
We are engaged in multiple disputes with Nokia Corp., including litigation over Nokia’s obligation to pay royalties for the use of certain of our patents. As a result, under generally accepted accounting principles, we do not expect to be able to record royalty revenue attributable to Nokia’s sales starting in the fourth quarter of fiscal 2007 until an arbitrator (or court) awards damages or the

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 6 of 18
disputes are otherwise resolved by agreement with Nokia. Our estimate of royalties which we believe will be owed by Nokia in the fourth quarter of fiscal year 2007 for June quarter shipments is approximately $0.05 diluted earnings per share, which we have excluded from our current fourth fiscal quarter and fiscal 2007 guidance, compared to our prior estimate of approximately $0.04 to $0.05 diluted earnings per share.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 7 of 18
     The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary

FOURTH FISCAL QUARTER

Current Guidance
	Q4’06	Q4’07
	Results	Estimates (1)

QUALCOMM Pro Forma
Revenues	$2.00B	$2.15B - $2.25B
Year-over-year change		increase 8% - 13%
Diluted earnings per share (EPS)	$0.42	$0.48 - $0.50
Year-over-year change		increase 14% - 19%

Total QUALCOMM (GAAP)
Revenues	$2.00B	$2.15B - $2.25B
Year-over-year change		increase 8% - 13%
Diluted earnings per share (EPS)	$0.36	$0.41 - $0.43
Year-over-year change		increase 14% - 19%
Diluted EPS attributable to QSI	$0.00	($0.02)
Diluted EPS attributable to estimated share-based compensation	($0.05)	($0.05)

Metrics
MSM Shipments	approx. 56M	approx. 65M - 68M
CDMA/WCDMA handset units shipped (2)	approx. 70M*	approx. 90M - 94M*
CDMA/WCDMA handset unit wholesale average selling price (2)	approx. $223*	approx. $222*

*	Shipments in June quarter, reported in Sept. quarter

FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2006	FY 2007	FY 2007
	Results	Estimates (1)	Estimates (1)

QUALCOMM Pro Forma
Revenues	$7.53B	$8.4B - $8.7B	$8.72B - $8.82B
Year-over-year change		increase 12% - 16%	increase 16% - 17%
Diluted earnings per share (EPS)	$1.64	$1.84 - $1.88	$1.95 - $1.97
Year-over-year change		increase 12% - 15%	increase 19% - 20%

Total QUALCOMM (GAAP)
Revenues	$7.53B	$8.4B - $8.7B	$8.72B - $8.82B
Year-over-year change		increase 12% - 16%	increase 16% - 17%
Diluted earnings per share (EPS)	$1.44	$1.57 - $1.61	$1.69 - $1.71
Year-over-year change		increase 9% - 12%	increase 17% - 19%
Diluted EPS attributable to in-process R&D	($0.01)	($0.01)	($0.01)
Diluted EPS attributable to QSI	($0.02)	($0.09)	($0.08)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.20)	($0.19)
Diluted EPS attributable to tax items related to prior years	$0.02	$0.02	$0.02

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price (2)	approx. $215	approx. $208	approx. $216

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Handset Estimates (2)

		Prior Guidance	Current Guidance
		Calendar 2007	Calendar 2007
CDMA/WCDMA handset unit shipments	Calendar 2006	Estimates	Estimates

March quarter	approx. 66M	approx. 81M - 85M	approx. 88M
June quarter	approx. 70M	not provided	approx. 90M - 94M
September quarter	approx. 76M	not provided	not provided
December quarter	approx. 91M	not provided	not provided

Calendar year range (approx.)	301M	373M - 393M	378M - 398M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 301M	approx. 383M	approx. 388M
CDMA units	approx. 200M	approx. 208M	approx. 208M
WCDMA units	approx. 101M	approx. 175M	approx. 180M

(1)	These estimates do not reflect the potential opportunity of Nokia paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Our current estimate of such opportunity is approximately $0.05 diluted earnings per share, compared to our prior estimate of approximately $0.04 to $0.05 diluted earnings per share.

(2)	CDMA/WCDMA handset unit shipments and average selling prices are provided for the total market.
Sums may not equal totals due to rounding.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 8 of 18
Results of Business Segments
The following tables, which present segment information, have been adjusted to reflect the 2007 segment presentation (Note 1) (in millions, except per share data):
Third Quarter — Fiscal Year 2007

						Estimated		Total
				Reconciling	QUALCOMM	Share-Based		QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	Compensation (3)	QSI (4)	(GAAP)
Revenues	$1,367	$766	$196	$(4)	$2,325	$—	$—	$2,325
Change from prior year	21%	20%	10%	N/M	19%			19%
Change from prior quarter	9%	1%	(1%)	N/M	5%			5%
EBT	$439	$668	$18	$52	$1,177	$(114)	$(91)	$972
Change from prior year	27%	16%	0%	N/M	21%	(10%)	250%	18%
Change from prior quarter	19%	5%	(10%)	N/M	6%	(10%)	117%	5%
Net income (loss)					$934	$(75)	$(61)	$798
Change from prior year					29%	(10%)	N/M	24%
Change from prior quarter					11%	(10%)	205%	10%
Diluted EPS					$0.55	$(0.04)	$(0.04)	$0.47
Change from prior year					31%	(20%)	N/M	27%
Change from prior quarter					10%	(20%)	300%	9%
Diluted shares used					1,704	1,704	1,704	1,704
Second Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	QUALCOMM	Share-Based	In-process		QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	Compensation (3)	R&D	QSI (4)	(GAAP)
Revenues	$1,259	$759	$198	$5	$2,221	$—	$—	$—	$2,221
EBT	$368	$636	$20	$82	$1,106	$(126)	$(10)	$(42)	$928
Net income (loss)					$838	$(83)	$(9)	$(20)	$726
Diluted EPS					$0.50	$(0.05)	$(0.01)	$(0.01)	$0.43
Diluted shares used					1,693	1,693	1,693	1,693	1,693
Third Quarter — Fiscal Year 2006

						Estimated		Total
				Reconciling	QUALCOMM	Share-Based		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Pro Forma	Compensation (3)	QSI (4)	(GAAP)
Revenues	$1,133	$640	$178	$—	$1,951	$—	$—	$1,951
EBT	346	576	18	36	976	(126)	(26)	824
Net income (loss)					726	(83)	—	643
Diluted EPS					$0.42	$(0.05)	$—	$0.37
Diluted shares used					1,728	1,728	1,728	1,728
Fourth Quarter — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Pro Forma	Compensation (3)	Tax Items	R&D	QSI (4)	(GAAP)
Revenues	$1,147	$661	$196	$(5)	$1,999	$—	$—	$—	$—	$1,999
EBT	323	591	26	21	961	(127)	—	(1)	(23)	810
Net income (loss)					705	(76)	(16)	(1)	2	614
Diluted EPS					$0.42	$(0.05)	$(0.01)	$—	$—	$0.36
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
Twelve Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Pro Forma	Compensation (3)	Tax Items	R&D	QSI (4)	(GAAP)
Revenues	$4,332	$2,467	$731	$(4)	$7,526	$—	$—	$—	$—	$7,526
EBT	1,298	2,233	78	197	3,806	(495)	—	(22)	(133)	3,156
Net income (loss)					2,804	(320)	40	(22)	(32)	2,470
Diluted EPS					$1.64	$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711
Nine Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	Compensation (3)	Items (5)	R&D	QSI (4)	(GAAP)
Revenues	$3,856	$2,125	$583	$1	$6,565	$—	$—	$—	$—	$6,565
Change from prior year	21%	18%	9%	N/M	19%					19%
EBT	$1,123	$1,803	$58	$250	$3,234	$(370)	$—	$(10)	$(176)	$2,678
Change from prior year	15%	10%	14%	N/M	14%	1%		(52%)	60%	14%
Net income (loss)					2,494	(244)	33	(9)	(103)	$2,171
Change from prior year					19%	0%	(41%)	(57%)	203%	17%
Diluted EPS					$1.47	$(0.14)	$0.02	$(0.01)	$(0.06)	$1.28
Change from prior year					20%	0%	(33%)	0%	200%	19%
Diluted shares used					1,694	1,694	1,694	1,694	1,694	1,694
Nine Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Pro Forma	Compensation (3)	Tax Items	R&D	QSI (4)	(GAAP)
Revenues	$3,184	$1,806	$535	$2	$5,527	$—	$—	$—	$—	$5,527
EBT	975	1,642	51	177	2,845	(368)	—	(21)	(110)	2,346
Net income					2,098	(243)	56	(21)	(34)	1,856
Diluted EPS					$1.22	$(0.14)	$0.03	$(0.01)	$(0.02)	$1.08
Diluted shares used					1,717	1,717	1,717	1,717	1,717	1,717

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 9 of 18

(1)	During the first quarter of fiscal 2007, the Company reassessed the intersegment royalty charged to QCT by QTL and determined that the royalty should be eliminated starting in fiscal 2007 for management reporting purposes. As a result, QCT did not record a royalty to QTL in the first nine months of fiscal 2007. The Company also reorganized the QUALCOMM Wireless Systems (QWS) division into the QWBS division within the QWI segment. Revenues and operating results relating to QWS were included in reconciling items through the end of fiscal 2006. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(3)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(5)	During the first quarter of fiscal 2007, the federal R&D tax credit that expired on December 31, 2005 was extended by Congress for a period of two years beyond the prior expiration date. The Company recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to this retroactive extension. The effective tax rate for the first quarter of fiscal 2007 for total QUALCOMM (GAAP) was 17% primarily as a result of this benefit. The first quarter fiscal 2007 QUALCOMM pro forma results excluded this tax benefit attributable to 2006.
N/M — Not Meaningful
Sums may not equal totals due to rounding.

*	As adjusted to conform to 2007 segment presentation
Conference Call
QUALCOMM’s third quarter fiscal 2007 earnings conference call will be broadcast live on July 25, 2007 beginning at 1:45 p.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 25, 2007 beginning at approximately 5:30 p.m. (PDT) through August 25, 2007 at 9:00 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 6342604. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the QUALCOMM Investor Relations website at http://investor.qualcomm.com/results.cfm.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 10 of 18
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2007 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under the executive bonus program, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance as the share-based compensation is affected by factors that are subject to

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 11 of 18
change on each grant date, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Certain tax adjustments related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings as well as actions of governmental or quasi-governmental bodies, and

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 12 of 18
the costs we incur in connection therewith; fluctuations in the demand for CDMA-based products, services or applications; outcomes of audits by taxing authorities; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2007 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 13 of 18
QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM (GAAP) RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended July 1, 2007
			Estimated			Total
	QUALCOMM		Share-Based			QUALCOMM
	Pro Forma		Compensation (a)		QSI	(GAAP)
Revenues:
Equipment and services	$1,484		$—		$—	$1,484
Licensing and royalty fees	841		—		—	841

Total revenues	2,325		—		—	2,325

Operating expenses:
Cost of equipment and services revenues	642		10		36	688
Research and development	385		50		19	454
Selling, general and administrative	307		54		40	401

Total operating expenses	1,334		114		95	1,543

Operating income (loss)	991		(114)		(95)	782

Investment income, net	186	(b)	—		4 (c)	190

Income (loss) before income taxes	1,177		(114)		(91)	972
Income tax (expense) benefit	(243	)(d)	39		30 (e)	(174	)(d)

Net income (loss)	$934		$(75)		$(61)	$798

Earnings (loss) per common share:
Diluted	$0.55		$(0.04)		$(0.04)	$0.47

Shares used in per share calculations:
Diluted	1,704		1,704		1,704	1,704

Supplemental Financial Data:
Operating Cash Flow	$1,122		$(80	)(g)	$(54)	$988
Operating Cash Flow as a % of Revenues	48%					42%

Free Cash Flow (f)	$977		$(80	)(g)	$(66)	$831
Free Cash Flow as a % of Revenues	42%					36%

(a)	Estimated share-based compensation presented above and excluded from pro forma results does not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	Includes $143 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $41 million in net realized gains on investments and $2 million in gains on derivative instruments related to decreases in the fair value of the put option liabilities related to our share repurchase program.

(c)	Includes $12 million in net realized gains on investments and $2 million in interest and dividend income, partially offset by $8 million in other-than-temporary losses on investments, $1 million in interest expense and $1 million in losses on derivative instruments.

(d)	The third quarter of fiscal 2007 tax rates are approximately 18% for total QUALCOMM (GAAP) and approximately 21% for QUALCOMM pro forma.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total QUALCOMM (GAAP) Net Cash Provided by Operating Activities and Other Supplemental Disclosures for the three months ended July 1, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 14 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM (GAAP) RESULTS
(In millions, except per share data)
(Unaudited)

	Nine Months Ended July 1, 2007
		Estimated					Total
	QUALCOMM	Share-Based		Tax	In-Process		QUALCOMM
	Pro Forma	Compensation (a)		Adjustment	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$4,196	$—		$—	$—	$—	$4,196
Licensing and royalty fees	2,369	—		—	—	—	2,369

Total revenues	6,565	—		—	—	—	6,565

Operating expenses:
Cost of equipment and services revenues	1,882	29		—	—	45	1,956
Research and development	1,120	166		—	10	52	1,348
Selling, general and administrative	890	175		—	—	90	1,155

Total operating expenses	3,892	370		—	10	187	4,459

Operating income (loss)	2,673	(370)		—	(10)	(187)	2,106

Investment income (expense), net	561 (b)	—		—	—	11 (c)	572

Income (loss) before income taxes	3,234	(370)		—	(10)	(176)	2,678
Income tax (expense) benefit	(740)	126		33	1	73 (e)	(507	)(d)

Net income (loss)	$2,494	$(244)		$33	$(9)	$(103)	$2,171

Earnings (loss) per common share:
Diluted	$1.47	$(0.14)		$0.02	$(0.01)	$(0.06)	$1.28

Shares used in per share calculations:
Diluted	1,694	1,694		1,694	1,694	1,694	1,694

Supplemental Financial Data:
Operating Cash Flow	$3,116	$(199	)(g)	$—	$(10)	$(139)	$2,768
Operating Cash Flow as a % of Revenue	47%						42%

Free Cash Flow (f)	$2,610	$(199	)(g)	$—	$(10)	$(204)	$2,197
Free Cash Flow as a % of Revenue	40%						33%

(a)	Estimated share-based compensation presented above and excluded from pro forma results does not include $2 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	Includes $409 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $154 million in net realized gains on investments and $2 million in gains on derivative instruments related to decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $2 million in other-than-temporary losses on investments and $2 million in interest expense.

(c)	Includes $19 million in net realized gains on investments and $6 million in interest and dividend income, partially offset by $9 million in other-than-temporary losses on investments, $3 million in interest expense and $2 million in losses on derivative instruments.

(d)	The tax rate of 19% for the first nine months of fiscal 2007 for total QUALCOMM (GAAP) is consistent with the estimated annual effective tax rate.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total QUALCOMM (GAAP) Net Cash Provided by Operating Activities and Other Supplemental Disclosures for the nine months ended July 1, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 15 of 18
QUALCOMM Incorporated
RECONCILIATION OF PRO FORMA FREE CASH FLOWS TO
TOTAL QUALCOMM (GAAP) NET CASH PROVIDED BY OPERATING ACTIVITIES
AND OTHER SUPPLEMENTAL DISCLOSURES
(In millions)
(Unaudited)

	Three Months Ended July 1, 2007
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,122	$(80)	(a)	$(54)	$988
Less: capital expenditures	(145)	—		(12)	(157)

Free cash flow	$977	$(80)		$(66)	$831

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$40	$—		$(40)	$—
Cash transfers to QSI (2)	(70)	—		70	—

Net cash transfers	$(30)	$—		$30	$—

	Nine Months Ended July 1, 2007
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$3,116	$(199	) (a)	$(10)	$(139)	$2,768
Less: capital expenditures	(506)	—		—	(65)	(571)

Free cash flow	$2,610	$(199)		$(10)	$(204)	$2,197

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$53	$—		$—	$(53)	$—
Cash transfers to QSI (2)	(264)	—		—	264	—

Net cash transfers	$(211)	$—		$—	$211	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended June 25, 2006
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$954	$(103	) (a)	$(35)	$816
Less: capital expenditures	(159)	—		(23)	(182)

Free cash flow	$795	$(103)		$(58)	$634

	Nine Months Ended June 25, 2006
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$2,739	$(376	)(a)	$(62)	$2,301
Less: capital expenditures	(466)	—		(90)	(556)

Free cash flow	$2,273	$(376)		$(152)	$1,745

(a)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page 16 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	July 1,	September 24,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$3,716	$1,607
Marketable securities	3,592	4,114
Accounts receivable, net	764	700
Inventories	396	250
Deferred tax assets	185	235
Other current assets	395	143

Total current assets	9,048	7,049
Marketable securities	4,954	4,228
Property, plant and equipment, net	1,631	1,482
Goodwill	1,322	1,230
Deferred tax assets	451	512
Other assets	1,040	707

Total assets	$18,446	$15,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$566	$420
Payroll and other benefits related liabilities	255	273
Unearned revenue	275	197
Income taxes payable	303	137
Other current liabilities	707	395

Total current liabilities	2,106	1,422
Unearned revenue	146	141
Other liabilities	262	239

Total liabilities	2,514	1,802

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at July 1, 2007 and September 24, 2006	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,672 and 1,652 shares issued and outstanding at July 1, 2007 and September 24, 2006, respectively	—	—
Paid-in capital	8,034	7,242
Retained earnings	7,640	6,100
Accumulated other comprehensive income	258	64

Total stockholders’ equity	15,932	13,406

Total liabilities and stockholders’ equity	$18,446	$15,208

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page17 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1,	June 25,	July 1,	June 25,
	2007	2006	2007	2006

Revenues:
Equipment and services	$1,484	$1,240	$4,196	$3,512
Licensing and royalty fees	841	711	2,369	2,015

Total revenues	2,325	1,951	6,565	5,527

Operating expenses:
Cost of equipment and services revenues	688	559	1,956	1,596
Research and development	454	395	1,348	1,126
Selling, general and administrative	401	293	1,155	795

Total operating expenses	1,543	1,247	4,459	3,517

Operating income	782	704	2,106	2,010

Investment income, net	190	120	572	336

Income before income taxes	972	824	2,678	2,346
Income tax expense	(174)	(181)	(507)	(490)

Net income	$798	$643	$2,171	$1,856

Basic earnings per common share	$0.48	$0.38	$1.31	$1.12

Diluted earnings per common share	$0.47	$0.37	$1.28	$1.08

Shares used in per share calculations:
Basic	1,670	1,675	1,661	1,661

Diluted	1,704	1,728	1,694	1,717

Dividends per share paid	$0.14	$0.12	$0.38	$0.30

Dividends per share announced	$0.14	$0.12	$0.38	$0.30

QUALCOMM Announces Record Third Quarter Fiscal 2007 Results	Page18 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1, 2007	June 25, 2006	July 1, 2007	June 25, 2006
Operating Activities:
Net income	$798	$643	$2,171	$1,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99	69	283	190
Non-cash portion of share-based compensation expense	114	126	371	368
Incremental tax benefits from stock options exercised	(80)	(103)	(199)	(376)
Net realized gains on marketable securities and other investments	(53)	(34)	(173)	(94)
Non-cash income tax expense	136	155	365	375
Other items, net	15	22	16	57
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(45)	(126)	(62)	(140)
Inventories	(49)	(42)	(147)	(81)
Other assets	10	3	(137)	15
Trade accounts payable	(7)	34	127	140
Payroll, benefits and other liabilities	68	45	69	(20)
Unearned revenue	(18)	24	84	11

Net cash provided by operating activities	988	816	2,768	2,301

Investing Activities:
Capital expenditures	(157)	(182)	(571)	(556)
Purchases of available-for-sale securities	(2,340)	(3,548)	(5,921)	(9,610)
Proceeds from sale of available-for-sale securities	1,909	3,473	6,254	7,916
Other investments and acquisitions, net of cash acquired	(3)	(120)	(230)	(390)
Change in collateral held under securities lending	(153)	—	(153)	—
Other items, net	12	34	13	79

Net cash used by investing activities	(732)	(343)	(608)	(2,561)

Financing Activities:
Proceeds from issuance of common stock	220	155	474	623
Incremental tax benefits from stock options exercised	80	103	199	376
Dividends paid	(234)	(202)	(632)	(500)
Change in obligation under securities lending	153	—	153	—
Proceeds from put options	17	11	17	11
Repurchase and retirement of common stock	(129)	(1,165)	(264)	(1,165)

Net cash provided (used) by financing activities	107	(1,098)	(53)	(655)

Effect of exchange rate changes on cash	—	1	2	—

Net increase (decrease) in cash and cash equivalents	363	(624)	2,109	(915)
Cash and cash equivalents at beginning of period	3,353	1,779	1,607	2,070

Cash and cash equivalents at end of period	$3,716	$1,155	$3,716	$1,155